Exhibit 99.1

Contact:	For financial analysts – Joe Bergstein, 610-774-5609 For news media – George Biechler, 610-774-5997

PPL’s presentation to be webcast from Lehman Brothers Conference on Sept. 3

ALLENTOWN, Pa. (August 26, 2008) -- James H. Miller, chairman, president and chief executive officer of PPL Corporation (NYSE: PPL), will discuss the company’s corporate strategy and general business outlook with investors and financial analysts on Wednesday, Sept. 3, at the Lehman Brothers CEO Energy/Power Conference in New York.
Miller’s presentation will be available via a live webcast at 11:45 a.m. EDT that day. Interested parties may access the presentation through PPL’s main Web site. For those who cannot listen to the live presentation, a replay will be archived and will be accessible for 90 days.
PPL Corporation, headquartered in Allentown, Pa., controls more than 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. For more information, visit www.pplweb.com.

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Note to Editors: Visit our media Web site at www.pplnewsroom.com for additional news and background about PPL Corporation.